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                                                                  Exhibit 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated June 10, 1998, included in this Form 11-K for the plan year ended December 31, 1997, into Promus Hotel Corporation's previously filed Registration Statement on Form S-8, File No. 33-59997. It should be noted that we have not audited any financial statements of the Plan subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.

                             /s/ Arthur Andersen LLP
                             ---------------------------
                             Arthur Andersen LLP


Memphis, Tennessee,
June 29, 1998.


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